UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2024

Elevai Labs Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41875	85-1399981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive, Ste. 250 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 866-794-4940

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 21, 2024, Elevai Labs Inc. (the “Company”), received written notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that the Company no longer complies with the minimum stockholders equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires the Company to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. Additionally, as of the date of this report, the Company does not meet the alternatives of market value of listed securities or net income from continuing operations under Nasdaq Listing Rules.

The Nasdaq Notice does not have any immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market and the Company has 45 calendar days from the date of the Nasdaq Notice to submit a plan to Nasdaq to regain compliance with Nasdaq’s continued listing rules. If the Company’s plan is accepted, Nasdaq can grant the Company an extension of up to 180 calendar days from the date of the Nasdaq Notice for the Company to evidence compliance with its plan and with the relevant Nasdaq continued listing rules.

In connection with the Company’s plan, once submitted, Nasdaq staff will consider such things as the likelihood that the plan will result in compliance with Nasdaq’s continued listing criteria, the Company’s past compliance history, the reasons for the Company’s current non-compliance, other corporate events that may occur during staff’s review period, the Company’s overall financial condition, and the Company’s public disclosures. If, in the staff’s consideration of the Company’s plan, the staff were to determine that the Company would not be able to cure the deficiency, then Nasdaq would provide notice that the Company’s common stock would be subject to delisting. Upon such a notice, the Company would have the right to appeal that determination and the Company’s common stock would continue to remain listed on the Nasdaq Capital Market until the completion of the appeal process. There can be no assurance that the Company will be able to regain compliance with the Nasdaq Capital Market’s continued listing requirements or that Nasdaq will grant the Company a further extension of time to regain compliance, if applicable.

The Company is considering various actions that it may take in response to the Nasdaq Notice in order to provide to Nasdaq the required plan to regain compliance with the continued listing requirements, but the Company has not currently completed its internal analysis regarding the items to be included in its plan to be submitted to Nasdaq staff.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2024

Elevai Labs, Inc.

By:	/s/ Jordan R. Plews
Name:	Jordan R. Plews
Title:	Chief Executive Officer, President and Director

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